Exhibit 99

CACI Reports Results for Its Fiscal 2020 Fourth Quarter and Full Year and Issues Fiscal Year 2021 Guidance

Annual revenue of $5.7 billion, +15% year-over-year

Annual net income of $321.5 million and Diluted EPS of $12.61, both +21% year-over-year

Annual cash from operations of $518.7 million

Record annual contract awards of $11.6 billion, +13% year-over-year

Company expects continued organic growth, margin expansion, and strong cash flow in Fiscal Year 2021

ARLINGTON, Va.--(BUSINESS WIRE)--August 12, 2020--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government enterprise and mission customers, announced results today for its fiscal fourth quarter and full year ended June 30, 2020.

CEO Commentary and Outlook

John Mengucci, CACI’s President and CEO, said, “Our fourth quarter performance was a strong finish to a great Fiscal Year 2020. Amid the headwinds from COVID-19, we achieved our financial commitments, delivering accelerating organic revenue growth, margin expansion, robust cash flow, and double-digit growth in contract awards and backlog. This strong performance is a testament to the resiliency of our company and the commitment of our employees. We are confident that we will continue to bring value to our customers and shareholders. Our winning strategy and record performance in Fiscal Year 2020 positions CACI for continued success in Fiscal Year 2021 and beyond.”

Fourth Quarter Results

(in millions except per-share data)	Q4, FY20	Q4, FY19	% Change
Revenue	$1,495.6	$1,373.9	8.9%
Operating income	$133.7	$81.1	64.8%
Net income	$93.7	$50.0	87.3%
Diluted earnings per share	$3.68	$1.96	87.2%
Net cash provided by operating activities excluding MARPA[1]	$154.4	$109.9	40.4%
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[2]	$162.9	$109.5	48.8%
Days sales outstanding (DSO)[3]	57	64
(1)

Fourth quarter FY20 and fourth quarter FY19 net cash provided by operating activities exclude CACI’s Master Accounts Receivable Purchase Agreement (MARPA). For more details, see the Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA on page 10 of this release.

(2)	See the Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) on page 10 of this release.
(3)	The DSO calculations for fourth quarter FY20 and fourth quarter FY19 exclude the impact of the Company’s MARPA, which was 9 days and 10 days, respectively.

Revenue in Q4 FY20 increased 9% year-over-year as reported and 8% organically. The year-over-year increase in operating income was driven by higher revenue, especially in our technology business. The year-over-year increase in net income was due to higher operating income and lower interest expense, partially offset by a higher effective tax rate. The increase in cash from operations, excluding MARPA, was driven by higher net income and lower DSO as a result of enhanced billing and collections processes.

Fourth Quarter Awards

Contract awards in Q4 FY20 totaled $3.4 billion, with over 55% for new business to CACI. For the full year, contract awards totaled $11.6 billion, with over 55% for new business to CACI. These awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:

  A single-award IDIQ contract to provide mission technology, including transport and cybersecurity services to the National Geospatial-Intelligence Agency (NGA). The single award IDIQ has a base period of five years and five 1-year award term periods with a ceiling of $1.5 billion. This award is the largest in CACI’s history.
  A five-year, single-award task order, with a ceiling value of more than $465 million, to provide mission expertise and technology to the U.S. Army Combat Capabilities Development Command's (CCDC) Command, Control, Computers, Communications, Cyber, Intelligence, Surveillance, and Reconnaissance (C5ISR) center including research and development on cryptographic modernization, information security, and tactical network protection.
  A five-year, single-award task order, with a ceiling value of $112 million, to provide mission expertise and technology to the U.S. Army's Systems Engineering, Architecture, Modeling and Simulations (SEAMS) Division including research and development on modeling and simulation, analysis, engineering, networking, and experimentation support.
  A five-year task order, with a ceiling value of $63 million, to provide enterprise expertise and technology to upgrade U.S. Army infrastructure across the U.S. Indo-Pacific Command (INDOPACOM), including continued enterprise support for the relocation of the Army's garrison at Yongsan, Seoul, South Korea to Camp Humphreys.
  An IDIQ contract by the U.S. Air Force Life Cycle Management Center/Chief Architect Integration Office for the maturation, demonstration and proliferation of capability across platforms and domains, leveraging open systems design, modern software and algorithm development in order to enable Joint All Domain Command and Control (JADC2).
  A five-year, single-award task order, with a ceiling value of $128 million, to provide mission expertise on precision targeting and visual augmentation systems.

Total backlog as of June 30, 2020 was $21.6 billion compared with $16.9 billion a year ago, an increase of 28 percent. Funded backlog as of June 30, 2020 was $2.8 billion compared with $2.9 billion a year ago.

Fourth Quarter Highlights

  The U.S. Army’s Joint Counter-Small Unmanned Aircraft Systems (C-sUAS) Office (JCO) has selected CACI’s CORIAN™ system to protect DoD personnel and facilities against threats from unmanned aircraft systems/drones.
  CACI has partnered with RigNet, Inc. to add new capabilities to CACI’s secure mobile communications application for U.S. Government agencies, SteelBox™, which is the first secure and certified mobile communications app that enables government officials to use smartphones to text and make calls without fear of eavesdropping or data compromise. With the partnership of RigNet, CACI’s SteelBox now also has the ability to “Break Out” and connect securely even with users who don’t have the app.
  CACI has been named a Top Workplace in Washington, D.C. by The Washington Post for the sixth consecutive year, and in New Jersey by NJ.com for the first time. The rankings are based on employee responses evaluating CACI’s leadership, culture, and benefits.
  CACI was named to the Best of the Best Top Veteran-Friendly Companies list by U.S. Veterans Magazine. The magazine polls Fortune 1000 companies and evaluates respondents based on the opportunities the companies offer for veteran employees.
  WashingtonExec named Steve Tolbert, CACI Executive Vice President of Business Systems, to its Top 25 DOD Execs to Watch in 2020 list, and Kevin McNeill, CACI Senior Vice President of Cyberspace Solutions, to its Top 25 Cyber Execs to Watch in 2020 list.

Twelve Months Results

(in millions except per-share data)	Twelve Months, FY20	Twelve Months, FY19	% Change
Revenue	$5,720.0	$4,986.3	14.7%
Operating income	$457.7	$377.9	21.1%
Net income	$321.5	$265.6	21.0%
Diluted earnings per share	$12.61	$10.46	20.6%
Net cash provided by operating activities excluding MARPA[1]	$511.2	$362.8	40.9%
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[2]	$573.6	$467.5	22.7%
(1)

FY20 and FY19 net cash provided by operating activities exclude CACI’s Master Accounts Receivable Purchase Agreement (MARPA). For more details, see the Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA on page 10 of this release.

(2)	See the Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) on page 10 of this release.

Revenue in FY20 increased 15% year-over-year as reported and 8% organically. The year-over-year increase in operating income was driven by the contribution from higher margin acquisitions and organic margin expansion. The year-over-year increase in net income was due to higher operating income, partially offset by higher interest expense and a higher effective tax rate. The increase in cash from operations, excluding MARPA, was driven by higher net income and lower DSO as a result of enhanced billing and collections processes.

FY21 Guidance

The table below summarizes our FY21 guidance and represents our views as of August 12, 2020. Our FY21 guidance includes the acquisition of Ascent Vision Technologies, LLC (AVT) announced today. In addition, our FY21 guidance assumes continued impact from COVID-19 through December 31, 2020 and that support currently provided under Section 3610 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) is extended through that period.

(In millions except for earnings per share)	Fiscal Year 2021 Guidance
Revenue	$6,000 - $6,200
Net income	$347 - $367
Diluted earnings per share	$13.50 - $14.28
Diluted weighted average shares	25.7
Net cash provided by operating activities	at least $580

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, August 13, 2020 during which members of our senior management will be making a brief presentation focusing on fourth quarter and full year results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI

CACI’s 23,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World’s Most Admired Company. As a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	6/30/2020	6/30/2019	% Change	6/30/2020	6/30/2019	% Change
Revenue	$1,495,581	$1,373,878	8.9%	$5,720,042	$4,986,341	14.7%
Costs of revenue
Direct costs	981,678	906,420	8.3%	3,719,056	3,304,053	12.6%
Indirect costs and selling expenses	351,427	359,282	-2.2%	1,432,602	1,218,544	17.6%
Depreciation and amortization	28,800	27,080	6.4%	110,688	85,877	28.9%
Total costs of revenue	1,361,905	1,292,782	5.3%	5,262,346	4,608,474	14.2%
Operating income	133,676	81,096	64.8%	457,696	377,867	21.1%
Interest expense and other, net	10,447	18,185	-42.6%	56,059	49,958	12.2%
Income before income taxes	123,229	62,911	95.9%	401,637	327,909	22.5%
Income taxes	29,498	12,881	129.0%	80,157	62,305	28.7%
Net income	$93,731	$50,030	87.3%	$321,480	$265,604	21.0%

Basic earnings per share	$3.74	$2.01	85.8%	$12.84	$10.70	20.1%
Diluted earnings per share	$3.68	$1.96	87.2%	$12.61	$10.46	20.6%

Weighted average shares used in per share computations:
Basic	25,089	24,875		25,031	24,833
Diluted	25,496	25,472		25,485	25,395

Statement of Operations Data (Unaudited)
	Quarter Ended			Twelve Months Ended
	6/30/2020	6/30/2019		6/30/2020	6/30/2019
			% Change			% Change
Operating income margin	8.9%	5.9%		8.0%	7.6%
Tax rate	23.9%	20.5%		20.0%	19.0%
Net income margin	6.3%	3.6%		5.6%	5.3%

Adjusted EBITDA*	$162,940	$109,487	48.8%	$573,585	$467,470	22.7%
Adjusted EBITDA Margin	10.9%	8.0%		10.0%	9.4%

* See Reconciliation of Net Income to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization on page 10

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	6/30/2020	6/30/2019
ASSETS:
Current assets
Cash and cash equivalents	$107,236	$72,028
Accounts receivable, net	841,227	869,840
Prepaid expenses and other current assets	137,423	89,652
Total current assets	1,085,886	1,031,520

Goodwill and intangible assets, net	3,813,995	3,772,194
Property and equipment, net	170,521	149,676
Operating lease right-of-use assets	330,767	0
Other long-term assets	141,303	133,453
Total assets	$5,542,472	$5,086,843

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$46,920	$46,920
Accounts payable	89,961	118,917
Accrued compensation and benefits	338,760	290,274
Other accrued expenses and current liabilities	293,518	235,611
Total current liabilities	769,159	691,722

Long-term debt, net of current portion	1,357,519	1,618,093
Other long-term liabilities	754,484	405,562
Total liabilities	2,881,162	2,715,377

Shareholders' equity	2,661,310	2,371,466
Total liabilities and shareholders' equity	$5,542,472	$5,086,843

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Twelve Months Ended
	6/30/2020	6/30/2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$321,480	$265,604
Reconciliation of net income to net cash provided by operating activities:

Depreciation and amortization	110,688	85,877
Non-cash lease expense	73,248	-
Amortization of deferred financing costs	2,346	2,406
Loss on extinguishment of debt	-	363
Loss on disposal of assets	190	70
Stock-based compensation expense	29,302	25,272
Deferred income taxes	17,874	(1,009)
Changes in operating assets and liabilities, net of effect of business acquisitions:

Accounts receivable, net	34,550	96,754
Prepaid expenses and other assets	(38,432)	(5,372)
Accounts payable and other accrued expenses	(24,406)	70,692
Accrued compensation and benefits	46,769	8,387
Income taxes payable and receivable	(25,118)	1,119
Operating lease liabilities	(74,928)	-
Deferred rent	-	(538)
Long-term liabilities	45,142	5,672
Net cash provided by operating activities	518,705	555,297

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(72,303)	(47,902)
Cash paid for business acquisitions, net of cash acquired	(106,226)	(1,082,809)
Other	-	2,729
Net cash used in investing activities	(178,529)	(1,127,982)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) under credit facilities	(262,920)	599,903
Payment of contingent consideration	(8,700)	(616)
Proceeds from employee stock purchase plans	7,432	5,702
Repurchases of common stock	(7,806)	(5,838)
Payment of taxes for equity transactions	(31,400)	(19,595)
Net cash provided by (used in) financing activities	(303,394)	579,556
Effect of exchange rate changes on cash and cash equivalents	(1,574)	(1,037)
Net increase in cash and cash equivalents	35,208	5,834
Cash and cash equivalents, beginning of period	72,028	66,194
Cash and cash equivalents, end of period	$107,236	$72,028

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2020		6/30/2019		$ Change	% Change
Department of Defense	$1,033,998	69.1%	$949,760	69.1%	$84,238	8.9%
Federal Civilian Agencies	400,459	26.8%	365,190	26.6%	35,269	9.7%
Commercial and other	61,124	4.1%	58,928	4.3%	2,196	3.7%
Total	$1,495,581	100.0%	$1,373,878	100.0%	$121,703	8.9%

	Twelve Months Ended
(dollars in thousands)	6/30/2020		6/30/2019		$ Change	% Change
Department of Defense	$3,999,261	69.9%	$3,489,854	70.0%	$509,407	14.6%
Federal Civilian Agencies	1,467,801	25.7%	1,263,681	25.3%	204,120	16.2%
Commercial and other	252,980	4.4%	232,806	4.7%	20,174	8.7%
Total	$5,720,042	100.0%	$4,986,341	100.0%	$733,701	14.7%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2020		6/30/2019		$ Change	% Change
Cost reimbursable	$855,816	57.2%	$761,088	55.4%	$94,728	12.4%
Fixed price	416,896	27.9%	410,174	29.9%	6,722	1.6%
Time and materials	222,869	14.9%	202,616	14.7%	20,253	10.0%
Total	$1,495,581	100.0%	$1,373,878	100.0%	$121,703	8.9%

	Twelve Months Ended
(dollars in thousands)	6/30/2020		6/30/2019		$ Change	% Change
Cost reimbursable	$3,274,707	57.2%	$2,764,291	55.4%	$510,416	18.5%
Fixed price	1,629,475	28.5%	1,465,559	29.4%	163,916	11.2%
Time and materials	815,860	14.3%	756,491	15.2%	59,369	7.8%
Total	$5,720,042	100.0%	$4,986,341	100.0%	$733,701	14.7%

Revenue Generated as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2020		6/30/2019		$ Change	% Change
Prime	$1,371,739	91.7%	$1,250,903	91.0%	$120,836	9.7%
Subcontractor	123,842	8.3%	122,975	9.0%	867	0.7%
Total	$1,495,581	100.0%	$1,373,878	100.0%	$121,703	8.9%

	Twelve Months Ended
(dollars in thousands)	6/30/2020		6/30/2019		$ Change	% Change
Prime	$5,221,300	91.3%	$4,586,330	92.0%	$634,970	13.9%
Subcontractor	498,742	8.7%	400,011	8.0%	98,731	24.7%
Total	$5,720,042	100.0%	$4,986,341	100.0%	$733,701	14.7%

Contract Awards Received (Unaudited)
	Quarter Ended
(dollars in thousands)	6/30/2020	6/30/2019	$ Change	% Change
Contract Awards	$3,387,343	$3,743,062	$(355,719)	-9.5%

	Twelve Months Ended
(dollars in thousands)	6/30/2020	6/30/2019	$ Change	% Change
Contract Awards	$11,564,085	$10,255,414	$1,308,671	12.8%

Reconciliation of Net Cash Provided by Operating Activities to
Net Cash Provided by Operating Activities Excluding MARPA Facility
(Unaudited)

The Company defines net cash provided by operating activities excluding CACI’s Master Accounts Receivable Purchase Agreement (MARPA) as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude net cash received from CACI’s MARPA for the sale of certain designated eligible U.S. government receivables. Under the MARPA, the Company can sell eligible receivables, including certain billed and unbilled receivables up to a maximum amount of $200.0 million. The Company provides net cash provided by operating activities excluding MARPA to allow investors to more easily compare current period results to prior period results and to results of our peers. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended	Quarter Ended	Twelve Months Ended	Twelve Months Ended
(dollars in thousands)	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Net cash provided by operating activities	$160,880	$102,456	$518,705	$555,297
Cash used (provided) by MARPA	(6,501)	7,473	(7,473)	(192,527)
Net cash provided by operating activities excluding MARPA	$154,379	$109,929	$511,232	$362,770

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA)
(Unaudited)

The Company views Adjusted EBITDA and Adjusted EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization expense, including depreciation within direct costs, and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2020	6/30/2019	% Change	6/30/2020	6/30/2019	% Change
Net income	$93,731	$50,030	87.3%	$321,480	$265,604	21.0%
Plus:
Income taxes	29,498	12,881	129.0%	80,157	62,305	28.7%
Interest income and expense, net	10,447	18,185	-42.6%	56,059	49,958	12.2%
Depreciation and amortization expense, including depreciation within direct costs	29,264	27,691	5.7%	112,889	88,603	27.4%
Earnout adjustments	-	700	-100.0%	3,000	1,000	200.0%
Adjusted EBITDA	$162,940	$109,487	48.8%	$573,585	$467,470	22.7%

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	6/30/2020	6/30/2019	% Change	6/30/2020	6/30/2019	% Change
Revenue, as reported	$1,495,581	$1,373,878	8.9%	$5,720,042	$4,986,341	14.7%
Adjusted EBITDA	162,940	109,487	48.8%	573,585	467,470	22.7%
Adjusted EBITDA margin	10.9%	8.0%		10.0%	9.4%

Contacts

Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com

Investor Relations:
Dan Leckburg, Senior Vice President, Investor Relations
(703) 841-7666, dleckburg@caci.com